UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

PHILLIPS 66
(Name of Registrant as Specified In Its Charter)

Elliott Investment Management L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

THE LIVERPOOL LIMITED PARTNERSHIP

Elliott Investment Management GP LLC

Paul E. Singer

BRIAN S. COFFMAN

SIGMUND L. CORNELIUS

MICHAEL A. HEIM

ALAN J. HIRSHBERG

GILLIAN A. HOBSON

STACY D. NIEUWOUDT

JOHN PIKE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), has filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and the other proposals to be presented at the 2025 annual meeting of stockholders of Phillips 66, a Delaware corporation (the “Company”).

Item 1: On March 25, 2025, Elliott issued the following press release:

 Elliott Takes Legal Action to Protect the Rights of Phillips 66 Stockholders

Seeks an Order Requiring That Four Board Seats Be Up for Election at Phillips’ 2025 Annual Meeting

Asserts Company Has Demonstrated a Pattern of Gamesmanship and Poor Corporate Governance

Requests Expedited Proceedings in Delaware Chancery Court

WEST PALM BEACH, FLA. (March 25, 2025) – Elliott Investment Management L.P. (“Elliott”), which manages funds that together have an investment of more than $2.5 billion in Phillips 66 (NYSE: PSX) (the “Company” or “Phillips”), today filed a lawsuit in the Court of Chancery of the State of Delaware (the “Court”) against the Company and its Board of Directors (the “Board”).

The complaint seeks an order requiring that four board seats be up for election at Phillips’ 2025 Annual Meeting of Shareholders (the "Annual Meeting"). After receiving Elliott’s notice of director nominations, on February 18 Phillips announced that two sitting directors previously in the 2025 class, Gary Adams and Denise Ramos, would not stand for reelection, and that the size of the Board would be reduced from 14 to 12 directors after the Annual Meeting. As a result, there would only be two seats up for election in the 2025 class and then five in each of the 2026 and 2027 classes – which Elliott argues in the complaint is in violation of the Company’s governing documents requiring director classes to be equalized.

Despite Elliott privately requesting confirmation, Phillips has still not disclosed how many seats will be up for election or who its nominees will be, requiring Elliott to file a complaint in order to preserve its shareholder rights. The Company’s current gamesmanship around its directors follows the Company’s previous failure to honor its representations made to Elliott – dating back to February 2024 – that it would appoint a mutually agreed-upon director with energy experience. In its complaint, Elliott states that if the Company ends its defensive maneuvers and confirms that at least four director seats will be up for election at the 2025 Annual Meeting, Elliott intends to withdraw the complaint and no longer proceed with the litigation.

This preference for gamesmanship and disregard for stockholder rights demonstrated by Phillips reinforces why change is urgently needed on the Board in order for the Company to achieve its full value-creation potential. On March 4, Elliott announced a slate of seven highly qualified director candidates with complementary backgrounds and experience related to improving refining and midstream operations, evaluating complex strategic transactions and enhancing corporate governance. Prior to the filing of Elliott's definitive proxy materials, Elliott will identify the final slate of director candidates that will stand for election at the Annual Meeting.

For more information, please visit Streamline66.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and the other proposals to be presented at the 2025 annual meeting of stockholders of Phillips 66, a Delaware corporation (“Phillips” or the “Company”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are Elliott Investment Management L.P. (“Elliott Management”), Elliott Associates, L.P. (“Elliott Associates”), Elliott International, L.P. (“Elliott International”), The Liverpool Limited Partnership (“Liverpool”), Elliott Investment Management GP LLC (“EIM GP”), Paul E. Singer, Brian S. Coffman, Sigmund L. Cornelius, Michael A. Heim, Alan J. Hirshberg, Gillian A. Hobson, Stacy D. Nieuwoudt and John Pike.

As of the date hereof, Elliott holds a 5.7% economic interest in the Company. As of the date hereof, Elliott Management, the investment manager of Elliott Associates and Elliott International (together, the “Elliott Funds”) with respect to investments in the Company by the Elliott Funds and/or their respective subsidiaries, beneficially owns 19,900,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), including 15,725,000 shares of Common Stock and 4,175,000 shares of Common Stock underlying certain derivative agreements in the form of physically settled swaps held by the Elliott Funds (the “Physically Settled Swaps”). As of the date hereof, the Elliott Funds are party to certain notional principal amount derivative agreements in the form of cash settled swaps with respect to an aggregate of 920,500 shares of Common Stock (the “Cash Settled Swaps”) and certain exercisable over-the-counter American-style cash settled call option contracts referencing an aggregate of 2,500,000 shares of Common Stock having a strike price of $135.00 and expiring on June 20, 2025 (the “Cash Settled Call Options”, and together with the Physically Settled Swaps and the Cash Settled Swaps, collectively, “Derivative Agreements”). Elliott Associates, Elliott International and Liverpool are the direct holders of the shares of Common Stock beneficially owned by Elliott Management, and are party to the Derivative Agreements. Liverpool is a wholly-owned subsidiary of Elliott Associates. EIM GP is the sole general partner of Elliott Management. Mr. Singer is the sole managing member of EIM GP. As of the date hereof, Mr. Cornelius may be deemed to beneficially own 20,000 shares of Common Stock, which are held jointly in an account with his spouse, and Mr. Hirshberg may be deemed to beneficially own an aggregate of 27,018 shares of Common Stock, which are held personally and through two estate planning vehicles of which he serves as trustee and co-general partner, respectively. As of the date hereof, neither Mses. Nieuwoudt or Hobson, nor Messrs. Coffman, Heim or Pike beneficially own any shares of Common Stock.

About Elliott

Elliott Investment Management L.P. (together with its affiliates, “Elliott”) manages approximately $72.7 billion of assets as of December 31, 2024. Founded in 1977, it is one of the oldest funds under continuous management. The Elliott funds' investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

Media Contact:

Casey Friedman

Elliott Investment Management L.P.

(212) 478-1780

cFriedman@elliottmgmt.com

Investor Contact:

Bruce Goldfarb / Pat McHugh

Okapi Partners LLC

(877) 629-6357

(212) 297-0720

info@okapipartners.com

Item 2: Also on March 25, 2025, Elliott posted materials to Streamline66.com and updated Streamline66.com to contain an updated disclosure legend in the footer of each page, copies of which are attached hereto in Exhibit 99.1 and incorporated herein by reference.